EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                           COLUMBIA LABORATORIES, INC.

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETING. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date as may be fixed by the Board of Directors, or if no date is so fixed on the second Tuesday in April in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time and at such place as may be fixed by the Board of Directors.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be

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transacted as is related to the purpose or purposes for which the meeting is convened.

                  SECTION 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

                  SECTION 4. NOTICE OF MEETINGS; ADJOURNED MEETINGS. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

                  A copy of the notice of any meeting shall be given, personally or by mail, not less then ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

                  When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the


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meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

                  SECTION 5. WAIVER OF NOTICE. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as though had at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by anyone so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

                  Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not


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lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of stockholders need be specified in any written waiver of notice thereof.

                  SECTION 6. QUALIFICATION OF VOTERS. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

                  SECTION 7. QUORUM. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business.

                  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

                  The stockholders present may adjourn the meeting despite the absence of a quorum.

                  SECTION 8. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

                  Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the


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expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

                  SECTION 9. VOTING. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

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                  Whenever any corporate action, other than the election of
directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

                  SECTION 10. ACTION WITHOUT A MEETING. Whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  SECTION 11. RECORD DATE. The Board of Directors is authorized to fix a day not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

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                  SECTION 12. INSPECTORS OF ELECTION. The Chairman of any
meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

                  SECTION 1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors.

                  SECTION 2. NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the stockholders or by the Board. The number of directors constituting the initial Board of Directors shall be three.

                  SECTION 3. ELECTION AND TERM OF DIRECTORS. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting.

                  SECTION 4. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice


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to the Board of Directors, the Chairman of the Board, the President or the
Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 5. REMOVAL OF DIRECTORS. Any or all of the directors nay be removed with or without cause by vote of the stockholders.

                  SECTION 6. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by stockholders without cause may be filled by vote of a majority of the directors then in office although less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders, without cause, shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.

                  SECTION 7. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members committees, each consisting of one or more directors, and to which, to the extent provided in the resolution, the Board


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of Directors may delegate authority with respect to certain specific matters from time to time; provided, however, that with the exception of the Audit Committee and the Compensation Committee, the Board of Directors may not designate any committee which shall have all or any substantial portion of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend or to authorize the issuance of stock.

                  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

                  SECTION 8. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

                  SECTION 9.  INTEREST OF DIRECTOR IN A TRANSACTION.

                  (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the


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director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than as quorum; or

                  (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved, in good faith, by vote of the stockholders; or

                  (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                  (b) Common or interested directors may be counted


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indetermining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                                  ARTICLE III.

                              MEETINGS OF THE BOARD

                  SECTION 1. REGULAR MEETINGS. Regular meetings of the Board of Directors may be called by the Chairman of the Board or the President, without notice, at such time and place, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Chairman of the Board or the President, but not less than [six (6)] times annually.

                  SECTION 2. SPECIAL MEETINGS; NOTICE; WAIVER. Special meetings of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board or the President, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board or the President upon the written request of any five (5) directors.

                  Notice of a special meeting need not be given to any director who submits a signed waiver or notice, whether before or after the meeting, or who attends the meeting


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without protesting, prior thereto or at its commencement, the lack of notice to him.

                  A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

                  SECTION 3. QUORUM; ACTION BY THE BOARD; ADJOURNMENT. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

                  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

                  SECTION 4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee, whether done before or after the action


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so taken.

                  SECTION 5. ACTION TAKEN BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. If one or more of the members of the Board of Directors participating in the meeting is involuntarily disconnected from such meeting or can no longer hear or be heard by all other participating members, then such meeting shall be adjourned by either the Chairman of the Board or the President until such time as all members of the Board of Directors participating in the meeting are reconnected or restored to such meeting so that all persons can participate fully.

                                   ARTICLE IV.

                                    OFFICERS

                  SECTION 1. OFFICERS. The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation, and from time to time, may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

                  Notwithstanding Section 3 of Article III of these By-Laws, until after the annual meeting of stockholders to


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be held in 2000, a vote of 75% of the members constituting the whole Board shall be required in order to elect anyone other than William J. Bologna to the position of Chairman of the Board and anyone other than Norman M. Meier to the positions of President and Chief Executive Officer.

                  Securities of other corporations held by the corporation may be voted by any officer designated by the Board, and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.

                  The Board may require any officer to give security for the faithful performance of his duties.

                  SECTION 2. PRESIDENT. The President shall be the chief executive and chief operating officer of the Corporation with all the rights and powers incident to that position.

                  SECTION 3. VICE PRESIDENT. The Vice Presidents shall perform such duties as may be prescribed or assigned to them by the Board of Directors, the Chairman of the Board or President. In the absence of the President the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity of the


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first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.

                  SECTION 4. TREASURER. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                  SECTION 5. SECRETARY. The Secretary shall act as secretary of and shall keep the minutes of the Board of Directors and of the stockholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

                  SECTION 6. ASSISTANT TREASURER AND ASSISTANT SECRETARY. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, or the President. An Assistant Treasurer shall give such


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bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

                  SECTION 7. TERM OF OFFICE; REMOVAL. Each officer shall hold office for such term as may be prescribed by the Board. Notwithstanding Section 3 of Article III, removal of the Chairman of the Board or the President for cause shall require the vote of 75% of the members constituting the whole Board, and removal of the Chairman of the Board or the President without cause shall require the vote of 66.67% of the members constituting the whole Board. All other officers may be removed at any time by the Board, with or without cause, by the vote of the majority of the Board. The removal of any officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer, shall not, of itself, create contract rights.

                  SECTION 8. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE V.

                               SHARE CERTIFICATES

                  SECTION 1. FORM OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may


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from tine to time prescribe, signed by the Chairman of the Board, the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  SECTION 2. LOST CERTIFICATES. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.

                  SECTION 3. TRANSFER OF SHARES. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

                  SECTION 4. REGISTERED STOCKHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled


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to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                                   ARTICLE VI.

                                 INDEMNIFICATION

                  SECTION 1. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or officer of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, to the fullest extent permitted by the General Corporation Law or any successor thereto.

                  SECTION 2. ACTION OR PROCEEDING OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Any person made or threatened to be made a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other


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corporation of any type or kind, domestic or foreign, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation in any capacity, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such Director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in which he had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent shall not in itself create a presumption that any such Director or officer did not act in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

                  SECTION 3. OPINION OF THE COUNSEL. In taking any action or making any determination pursuant to this Article, the Board of Directors and each Director, officer or employee, whether or not interested in any such action or


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determination, may rely upon an opinion of counsel selected by the Board.

                  SECTION 4. OTHER INDEMNIFICATION; LIMITATION. The Corporation's obligations under this Article shall not be exclusive or in limitation of but shall be in addition to any other rights to which any such person may be entitled under any other provision of these By-Laws, or by contract, or as a matter of law, or otherwise. All of the provisions of this
Article VI of the By-Laws shall be valid only to the extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve month period ending December 31.

                  SECTION 3. CHECKS AND NOTES. All checks and demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the


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Board of Directors.

                                  ARTICLE VIII.

                                   AMENDMENTS

                  SECTION 1. POWER TO AMEND. By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon. Notwithstanding the foregoing provisions, any amendment to or repeal of Sections 1 or 2 of Article III, Sections 1 or 7 of Article IV, or Section 1 of Article VIII of these By-Laws by the Board of Directors shall require the vote of 75% of the members constituting the whole Board.

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